                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               NSD BANCORP, INC,
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

                               NSD BANCORP, INC.
                               5004 MCKNIGHT ROAD
                         PITTSBURGH, PENNSYLVANIA 15237
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of NSD Bancorp, Inc. will be held in the Ballroom of the Holiday Inn, 4859 McKnight Road, Pittsburgh, Pennsylvania, on April 28, 1998, at 3:00 P.M. Local Time, for the following purposes:

     (1) To vote upon the election of five persons to the Board of Directors of the Corporation, to hold office for a two-year term and until their successors are duly elected and qualified.

     (2) To consider and act upon a proposal to amend Article 4 of the Articles of Incorporation of the Corporation, as amended, to increase the number of authorized shares of the Corporation's Common Stock, par value $1.00 per share, from 5,000,000 shares to 10,000,000 shares.

     (3) To consider and act upon a proposal to add a new Article, Article 12 of the Articles of Incorporation of the Corporation, as amended, to provide that fundamental transactions, such as a merger, acquisition or sale of all or substantially all of the assets of the Corporation, requires the approval of 75% of the outstanding shares of the Corporation unless first approved by 75% of the Board of Directors, in which case the approval of only 51% of the outstanding shares is required to approve the transaction, and to provide that the new Article shall not be amended except by the affirmative vote of 75% of the outstanding shares.

     (4) To ratify the appointment of Deloitte & Touche, L.L.P., Certified Public Accountants, as independent auditors and accountants for the Corporation for the year ending December 31, 1998.

     (5) To transact such other business as may properly come before the meeting.

     The Board of Directors has established the close of business on March 17, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          /s/ GLORIA J. BUSH

                                          GLORIA J. BUSH
                                          Secretary
March 30, 1998

                               NSD BANCORP, INC.
                               5004 MCKNIGHT ROAD
                         PITTSBURGH, PENNSYLVANIA 15237

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1998

                              GENERAL INFORMATION

     This Proxy Statement is furnished to holders of Common Stock of NSD Bancorp, Inc. (the "Corporation") in connection with the solicitation of Proxies on behalf of the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, April 28, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment or postponement thereof. The approximate mailing date of this Proxy Statement and the accompanying Proxy is March 30, 1998.

     The Corporation is a Pennsylvania business corporation and a bank holding company registered with the Federal Reserve Board having its principal offices at 5004 McKnight Road, Pittsburgh, Pennsylvania 15237, telephone (412) 231-6900. The sole subsidiary of the Corporation is NorthSide Bank (the "Bank").

RECORD DATE, VOTING RIGHTS AND OUTSTANDING STOCK

     Only holders of common stock of record at the close of business on March 17, 1998, will be entitled to notice of and to vote at the Annual Meeting. The number of shares of common stock, par value $1.00 per share (the "Common Stock") outstanding and entitled to vote as of the record date was 2,589,435. All share amounts disclosed in this proxy statement have been adjusted to reflect the effect of the three for two stock split paid December 31, 1997.

SOLICITATION AND VOTING OF PROXIES

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for First Class Director named below, FOR the proposal to approve and adopt an amendment to Article 4 of the Articles of Incorporation of the Corporation, as amended, to increase the number of authorized shares of common stock of the Corporation to 10,000,000, FOR the proposal to approve and adopt a new Article of the Articles of Incorporation of the Corporation, as amended, to provide that fundamental transactions, require the approval of 75% of the outstanding shares of the Corporation unless first approved by 75% of the Board of Directors, in which case the approval of only 51% of the outstanding shares is required to approve the transaction and FOR ratification of Deloitte & Touche, L.L.P., as independent public accountants for the year ending December 31, 1998.

QUORUM

     Under Pennsylvania law and the By-Laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to Article III, Section 3.04 of the By-Laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the five (5) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against such election.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes by shareholders on such matter is required to approve and adopt the proposed amendment to Article 4 of the Corporation's amended Articles of Incorporation and to adopt proposed new Article 12. Abstentions and broker non-votes are not votes cast and therefore, do not count either for or against such approval and adoption. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the total number of shares voted from which the required percentage is calculated.

PRINCIPAL SHAREHOLDERS OF THE CORPORATION

     The following table sets forth certain information concerning ownership of the Corporation's Common Stock by persons known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of the Corporation's Common Stock as of March 17, 1998. Each such individual has sole voting and investment power with respect to the shares listed except as otherwise indicated in the footnotes to the table.

                                                          PERCENTAGE OF
                              AMOUNT AND NATURE OF         OUTSTANDING
     NAME AND ADDRESS        BENEFICIAL OWNERSHIP(A)      COMMON STOCK
     ----------------        -----------------------      -------------
Estate of Carl H. Brandt              265,066                 10.24%
2185 Ben Franklin Drive
Pittsburgh, PA 15237
William R. Baierl                     231,672(b)(c)            8.95%
100 Federal Street
Pittsburgh, PA 15212

---------

(a) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 17, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

(b) Includes 100,246 shares owned by a company controlled by Mr. Baierl. Also includes 9,181 shares held in trust as to which Mr. Baierl has voting and dispositive power but disclaims beneficial ownership.

(c) Includes options to purchase 2,323 shares granted under the Corporation's Non-Employee Director Stock Option Plan.

SHAREHOLDER PROPOSALS

     Shareholders of the Corporation may submit proposals to be considered for shareholder action at the Annual Meeting of Shareholders in 1999, if they do so in accordance with the appropriate regulations of the Securities and Exchange Commission. Any such proposal must be received by the Secretary of the Corporation at the Corporation's address (listed on Page 1 of this Proxy Statement) no later than November 29, 1998, in order to be included in the Corporation's proxy materials relating to that meeting.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)

     The Articles of Incorporation of the Corporation provide that the Board of Directors of the Corporation shall be divided into two classes as nearly equal in number as possible, with the term of office of one class expiring each year. Five Directors of the First Class are to be elected at the Annual Meeting. Each Director of the First Class will serve for a term of two years or until his or her successor has been duly elected and has qualified.

     Pursuant to the Corporation's Articles of Incorporation, voting rights for the election of Directors are not cumulative. Each shareholder entitled to vote has the right to cast one vote for each share of stock held for each of the candidates to be elected. To be elected, a Director must receive a majority of the outstanding votes cast at the Annual Meeting.

     The persons named in the enclosed Proxy will vote FOR the election of the nominees named below unless authority is withheld. Each nominee has consented to be named as a nominee and has agreed to serve if elected. If for any reason any of the persons named below should become unavailable to serve (an event which management does not presently anticipate), Proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

     Set forth below are the names of the nominees for Director of the First Class and the names of the Directors of the Second Class (Directors of the Second Class are not standing for election at the Annual Meeting but will continue in office after the Annual Meeting until the expiration of their respective terms), together with certain information regarding each of them:

NOMINEES FOR DIRECTORS:

DIRECTORS OF THE FIRST CLASS--TERM EXPIRING IN 1998

                                                   PRINCIPAL OCCUPATION OR EMPLOYMENT FOR      AGE AS OF
                                               PAST FIVE YEARS, AND ALL POSITIONS AND OFFICES  MARCH 17,   DIRECTOR
                    NAME                             WITH THE CORPORATION AND THE BANK           1998      SINCE (1)
                    ----                             ---------------------------------         ---------   ---------
Nicholas C. Geanopulos.......................  President of N.C. Geanopulos, Inc. (restaurant     49         1988
                                               services) President of Geanopulos
                                               Representations
Lloyd G. Gibson..............................  President and Chief Executive Officer of the       42         1993
                                               Corporation and the Bank; President (and
                                               former Executive Vice President) of the Miners
                                               and Mechanics Savings and Trust Company in
                                               Steubenville, Ohio (1991-1993)
Charles S. Lenzner...........................  President Lenzner Tours and Airlines               48         1990
                                               Transportation Co. (transportation services)
David W. McConnell...........................  Executive Vice President, Chief Financial          43         1990
                                               Officer and Treasurer of Allegheny Health,
                                               Education & Research Foundation; Vice Chair
                                               and Chief Executive Officer Allegheny
                                               University Medical Practices; and Chief
                                               Executive Officer of Diversified Health Group,
                                               Inc.
Kenneth L. Rall..............................  President of D.S.C., Inc. and D.S.C. Services,     65         1987
                                               Inc. (mobile home sales and service);
                                               President International Service and Supply
                                               Co.; and President Renaissance Home Sales,
                                               Inc.

---------

(1) Includes any service as a Director of the Bank prior to the formation of the Corporation in 1993.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

DIRECTORS CONTINUING IN OFFICE:

DIRECTORS OF THE SECOND CLASS--TERM EXPIRING IN 1999

                                                   PRINCIPAL OCCUPATION OR EMPLOYMENT FOR      AGE AS OF
                                               PAST FIVE YEARS, AND ALL POSITIONS AND OFFICES  MARCH 17,   DIRECTOR
                    NAME                             WITH THE CORPORATION AND THE BANK           1998      SINCE (1)
                    ----                             ---------------------------------           ----      ---------
William R. Baierl............................  President and Chief Executive Officer of           69         1977
                                               Baierl Chevrolet, Inc. (automobile dealership)
Grant A. Colton, Jr..........................  President, Corporate Director and Chief            57         1990
                                               Executive Officer of GA Industries, Inc.
                                               (valve manufacturer)
L.R. Gaus....................................  Managing Partner of L.R. Gaus and Associates,      65         1971
                                               certified public accountants; Chairman of the
                                               Board of the Corporation and the Bank
Polly B. Lechner.............................  Educator--North Allegheny School District          56         1987
Arthur J. Rooney, II.........................  President--Klett, Lieber, Rooney & Schorling       45         1988

---------

(1) Includes any service as a director of the Bank prior to the formation of the Corporation in 1993.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES; DIRECTORS' COMPENSATION

     The Board of Directors of the Corporation met twelve times during 1997. Each of the Directors, except Arthur J. Rooney, II, attended at least 75% of the meetings of the Board of Directors.

     The Board of Directors of the Corporation maintains an Audit Committee, a Nominating Committee and a Stock Option Committee. The Corporation's Nominating Committee consists of Grant A. Colton, Jr. (Chairman), Nicholas C. Geanopulos, Charles S. Lenzner, and Arthur J. Rooney, II. It is expected that the Nominating Committee of the Corporation will consider director candidates recommended by shareholders who submit the candidate's resume by sending it to the Chairman of the Nominating Committee at the Corporation's principal business address. The Nominating Committee met one (l) time during 1997.

     The Corporation's Audit Committee from April 22, 1997, consisted of Kenneth
L. Rall (Chairman), Charles S. Lenzner and Henry E. Rea, Jr. Prior to April 22, 1997, the Audit Committee consisted of Kenneth L. Rall (Chairman), Henry E. Rea, Jr. and Charles S. Lenzner. This Committee met four times during 1997 to review reports presented by the Corporation's auditors. This Committee also reviews the reports prepared by regulatory authorities. The Committee makes suggestions to management designed to improve internal control and to protect against improper security for all assets and records.

     The Corporation's Stock Option Committee consists of William R. Baierl, L.
R. Gaus, David W. McConnell, Henry E. Rea, Jr. and Arthur J. Rooney, II. The Committee's function is to administer and approve stock option grants under the 1994 Stock Option Plan (the "Plan") and interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. The Stock Option Committee met one (1) time during 1997.

     The Bank's Personnel Committee, which acts as a compensation committee for the Corporation, met five times in 1997. Prior to April 22, 1997, the Committee consisted of David W. McConnell (Chairman), L. R. Gaus, William R. Baierl, Lloyd
G. Gibson and Polly B. Lechner. As of April 22, 1997, this Committee consisted of David W. McConnell (Chairman), William R. Baierl, L. R. Gaus, Lloyd G. Gibson, and Polly B. Lechner. This Committee establishes terms of employment and compensation of all officers of the Bank, reviews and recommends employee benefits, bonus or similar plans to the Board for its approval and administers, construes and interprets any such plans (other than the Plan).

     Each non-employee director of the Bank is paid a fee of $800 per month base rate plus $200 for each Bank Board of Directors meeting or committee meeting attended, not to exceed $1,000 monthly except L. R. Gaus, who receives a fee of $600 per month base rate only. Directors of the Corporation currently are not paid for attendance at meetings of the Corporation's Board of Directors or committees thereof. Non-employee Directors of the Corporation also receive grants of stock options under the Corporation's Non-Employee Director Stock Option Plan. In addition to the per meeting compensation, L. R. Gaus received compensation in the amount of $24,000 during 1997, payable on a monthly basis, for services rendered as Chairman of the Board of the Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Lloyd G. Gibson, President and Chief Executive Officer of the Corporation and the Bank, is a member of the Personnel Committee of the Bank (which acts as a compensation committee for the Corporation and the Bank). Mr. Gibson did not participate in any deliberations of the Personnel Committee with regard to his compensation during 1997.

EXECUTIVE OFFICERS OF THE CORPORATION

     The following table sets forth the name, age, position held and business experience of each executive officer of the Corporation.

                                       AGE AS OF
                                       MARCH 17,       POSITION HELD AND BUSINESS EXPERIENCE
                NAME                     1998                 DURING LAST FIVE YEARS              SINCE(A)
                ----                     ----                 ----------------------              --------
Lloyd G. Gibson......................     42       President and Chief Executive Officer of the     1993
                                                   Bank and the Corporation (1993-present);
                                                   President (and former Executive Vice
                                                   President) of The Miners and Mechanics
                                                   Savings and Trust Company in Steubenville,
                                                   Ohio (1991-1993)
Edward A. Balmer.....................     49       Executive Vice President of the Bank and Vice    1993
                                                   President of the Corporation (1993-present);
                                                   Vice President of Dollar Bank in Pittsburgh,
                                                   Pennsylvania
James R. Schafer.....................     55       Executive Vice President/Chief Operating         1989
                                                   Officer of the Bank (1989 to present)
James P. Radick......................     35       Senior Vice President, Chief Financial           1993
                                                   Officer and Treasurer of the Bank and
                                                   Treasurer of the Corporation (1993-present);
                                                   and Chief Auditor of the Bank (1989-1993)

---------

(a) Includes any service as an officer of the Bank prior to the formation of the Corporation in 1993.

REMUNERATION OF MANAGEMENT

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Corporation's chief executive officer during each of the last three fiscal years. No other executive officer employed by the Corporation or the Bank received aggregate remuneration exceeding $100,000 during 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                                                          --------------------
                                                                                            AWARDS     PAYOUTS
                                                                                          ----------   -------
            (A)              (B)       (C)        (D)                           (F)          (G)
                                                                 (E)         RESTRICTED   SECURITIES     (H)           (I)
                                                            OTHER ANNUAL       STOCK      UNDERLYING    LTIP        ALL OTHER
     NAME AND PRINCIPAL              SALARY      BONUS      COMPENSATION      AWARD(S)     OPTIONS/    PAYOUTS    COMPENSATION
          POSITION           YEAR      ($)        ($)            ($)            ($)        SARS(#)       ($)           ($)
     ------------------      ----    ------      -----      ------------     ----------   ----------   -------    ------------
Lloyd G. Gibson,             1995    123,963     20,790         5,836(1)         0          6,615         0           10,162(2)
  President and Chief        1996    124,378     25,000         6,392(1)         0          6,300         0           11,165(2)
  Executive Officer          1997    134,408     15,000         7,135(1)         0          6,000         0           12,439(2)

---------

(1) Represents the value of an automobile allowance.

(2) Represents amount of contributions by the Bank pursuant to the Bank's Profit Sharing Plan ($6,697); ($6,473); and ($7,570) for 1995; 1996; and 1997 and
    401(k) Plan employee matching contributions of ($3,465); ($4,692); and ($4,869) for 1995; 1996; and 1997.

     Mr. Gibson serves as President and Chief Executive Officer under an employment agreement with the Bank dated July 1, 1993, which is renewable for additional one year periods after July 1, 1995. The agreement provides for an initial employment term of two years with base compensation currently equal to $137,808 annually (subject to review of the Board of Directors). In addition, the agreement entitles Mr. Gibson to participate in any incentive compensation program or stock option plan implemented by the Corporation or the Bank and customary insurance and other benefit programs for executives of the Corporation or the Bank. The agreement was renewed for an additional one year term in 1997, that will expire July 1, 1998.

            PERSONNEL COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Bank's Personnel Committee has acted, and continues to act, as a compensation committee for the Bank and the Corporation since the Corporation, a bank holding company organized in 1993, does not have any employees (executive officers of the Corporation are employed and compensated by the Bank). The central objective of the Bank's compensation policies is to provide fair and reasonable compensation to all employees.

     As a matter of long-standing, general practice, the base salaries payable to the executive officers for their services in a particular year are fixed at or about the beginning of the year, upon the recommendation of the Bank's Personnel Committee and subject to approval by the Board of Directors of the Corporation.

     Under the Bank's compensation policy, base salaries for executive officers are determined principally after consideration of (a) independently prepared pay survey information for 24 other bank and thrift institutions having total assets of $300 million to $499 million located in the eight county region comprising Southwestern Pennsylvania; (b) internal performance reviews for each officer; and (c) other criteria such as seniority and individual performance. The overall performance of the Bank and the Corporation is a factor considered in determining base salary only to the extent it reflects individual performance by the officer; however, executive officers also were compensated during 1997 under the Bank's Profit Sharing Plan, which provides for annual discretionary contributions by the Bank based on the Bank's financial performance. For 1997, salary increases were awarded to the executive officers which increases averaged 3.83%.

     Lloyd G. Gibson, the Chief Executive Officer of the Corporation and the Bank, was hired effective July 1, 1993 pursuant to an employment agreement which set his base salary for the initial year of the agreement. Mr. Gibson received a base salary increase of 6.00% effective July 1, 1997, to $137,808. This increase was based on the Committee's review of pay survey information (as described above), the salaries paid historically to previous Chief Executive Officers of the Bank and the Committee's evaluation of his individual performance, in particular, the current favorable financial performance of the Corporation relative to the internal budget and also to peer group performance levels. Mr. Gibson's compensation ranks at or about the 50th percentile of the comparative group of banks as listed in the L. R. Webber Associates, Inc. pay survey described above. Mr. Gibson also participated in the Bank's Profit Sharing Plan described above.

     During 1997, the Stock Option Committee granted stock options covering an aggregate of 13,500 shares of Common Stock to the Corporation's executive officers, including options covering 6,000 shares granted to Mr. Gibson, the Chief Executive Officer. The number of options granted to executive officers was based primarily on the officer's relative position and the Committee's assessment of the officer's value to the Corporation and the Bank and, to a lesser extent, individual performance.

By the Members of the Personnel Committee:

David W. McConnell (Chairman), William R. Baierl, L.R. Gaus,
Lloyd G. Gibson and Polly B. Lechner

By the Members of the Stock Option Committee:

William R. Baierl, L. R. Gaus, David W. McConnell,
Arthur J. Rooney, II and Henry E. Rea, Jr.

EMPLOYEE BENEFIT PLANS

     The following descriptions of certain employee benefit plans of the Bank are summaries and do not purport to be complete. Such descriptions are qualified in their entirety by the provisions of the respective plans.

     401(K) PLAN. The NorthSide Bank 401(k) Plan was established January 1, 1995. Under the NorthSide Bank 401(k) Plan, employees of NorthSide Bank may elect to participate in the 401(k) Plan after they have completed one year of service, completed 1,000 hours of service and attained age 21. Those employees who participate may elect to make a salary deferral contribution up to 15% of compensation. The Bank will make a matching contribution equal to 50% of the employee's salary deferral contribution. The amount of the Bank's matching contribution, however, shall not exceed 6% of an employee's compensation. NorthSide Bank may also elect to make a discretionary contribution which would be allocated to participants who are employed on the last day of the plan year (December 31) and have worked at least 1,000 hours in that same year. This contribution would be allocated on a prorata basis using compensation. The employees are always 100% vested in their salary deferral accounts. The vesting for employee and employer matching accounts shall be: 33.33% for one year of service; 66.67% for two years of service; and 100% for three years of service. Upon termination, if the participant's account balance does not exceed $3,500, he or she can receive his or her distribution in the first plan year following the date of termination. If the employee's account balance exceeds $3,500, he or she can receive his or her distribution as of any date following a one year break in service (a plan year in which less than 501 hours are worked) or attainment of normal retirement age. Future benefits cannot be estimated because the benefits are contingent upon future events.

1994 STOCK OPTION PLAN

     During 1997, a total of 18,375 stock options were granted under the Corporation's 1994 Stock Option Plan (the "Plan") to 11 employees. During 1997, 8,211 stock options were exercised. The following tables set forth information relating to stock options granted under the Plan to the Chief Executive Officer of the Corporation during 1997 and the aggregate values of all options granted under the Plan to the Chief Executive Officer as of December 31, 1997.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                          POTENTIAL REALIZABLE VALUE
                                                                          AT ASSUMED ANNUAL RATES OF
                                                                           STOCK PRICE APPRECIATION
                          INDIVIDUAL GRANTS                                 FOR OPTION TERM (2)(3)
----------------------------------------------------------------------    --------------------------
                                    PERCENT OF
                                      TOTAL
                                     OPTIONS
                                    GRANTED TO   EXERCISE
                          OPTIONS   EMPLOYEES    OR BASE
                          GRANTED   IN FISCAL     PRICE     EXPIRATION
          NAME              (#)        YEAR       ($/SH)     DATE (1)        5%($)         10%($)
          (A)               (B)        (C)         (D)         (E)            (F)           (G)
          ----            -------   ----------   --------   ----------       -----         ------
Lloyd G. Gibson.........   6000        32.7%      $19.07     7/22/07       $186,349       $296,729

---------

(1) Options granted on July 22, 1997, all of which were exercisable on the date of grant.

(2) Based on the product of (a) the difference between (i) the per share market price of the Common Stock on the date of the grant, compounded annually over the term of the option (10 years) at the assumed annual rates indicated, and
    (ii) the exercise price per share and (b) the number of shares of Common Stock obtainable upon exercise of the option.

(3) Amounts shown were calculated at the assumed 5% and 10% annual rates required by the Securities and Exchange Commission and are not intended as a forecast of future appreciation in the price of the Common Stock.

    AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FY-END OPTION VALUES

                                                                                   VALUE OF
                                                                NUMBER OF         UNEXERCISED
                                      SHARES                   UNEXERCISED       IN-THE-MONEY
                                     ACQUIRED      VALUE       OPTIONS AT      OPTIONS AT FISCAL
                                   ON EXERCISE    REALIZED   FISCAL YEAR-END       YEAR-END
              NAME                     (#)          ($)            (#)              ($)(1)
              ----                 -----------    --------   ---------------   -----------------
                                                              EXERCISABLE/       EXERCISABLE/
                                                              UNEXERCISABLE      UNEXERCISABLE
                                                              -------------      -------------
               (A)                     (B)          (C)            (D)                (E)
               ---                     ---          ---            ---                ---
Lloyd G. Gibson..................      N/A          N/A         25,794/0          $443,887/0
                                       ---          ---         --------          ----------

---------

(1) Based on the closing price per share of Common Stock on the NASDAQ National Market System as of December 31, 1997, minus the exercise price per share, multiplied by the number of shares obtainable upon exercise of such options.

    OWNERSHIP OF SECURITIES BY CORPORATION DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of March 17, 1998, regarding the amount and nature of beneficial ownership of Common Stock by each of the Directors of the Corporation, each of the executive officers listed in the Summary Compensation Table above, and by all of the Directors and executive officers of the

Corporation as a group. Each such individual has sole voting and investment power with respect to the shares listed except as otherwise indicated in the footnotes to the table.

                                              AMOUNT AND NATURE          PERCENTAGE OF
                NAME OF                              OF                   OUTSTANDING
            BENEFICIAL OWNER                BENEFICIAL OWNERSHIP        COMMON STOCK(J)
            ----------------                --------------------        ---------------
William R. Baierl.......................      231,672   (a)(g)                8.95%
Grant A. Colton, Jr.....................       95,232   (b)(g)                3.68%
L.R. Gaus...............................       32,583   (g)                   1.26%
Nicholas C. Geanopulos..................        6,397   (c)(g)                  --
Lloyd G. Gibson.........................       25,878   (d)                   1.00%
Polly B. Lechner........................      280,029   (e)(g)               10.81%
Charles S. Lenzner......................       11,603   (c)(f)(g)               --
David W. McConnell......................       45,734   (g)                   1.77%
Kenneth L. Rall.........................       19,157   (g)(h)                  --
Henry E. Rea, Jr........................      282,122   (c)(e)(g)               --
Arthur J. Rooney, II....................        7,632   (g)(i)                  --
All Directors and executive officers of
  the Corporation as a group (14
  persons)..............................      802,710                        31.00%

---------

(a) Includes 100,246 shares owned by a company controlled by Mr. Baierl. Also includes 9,181 shares held in trust as to which Mr. Baierl has voting and dispositive power but disclaims beneficial ownership.

(b) Includes 60,081 shares owned by companies controlled by Mr. Colton, and 32,828 shares owned jointly by Mr. Colton and his wife as to which he shares voting and investment power.

(c) These shares are jointly owned by the named individual and his spouse and the named individual shares voting and investment power over such shares with his spouse.

(d) Includes 25,794 stock options granted to Mr. Gibson.

(e) Includes 265,066 shares held in the Estate of H. Carl Brandt as to which Ms. Lechner is a part beneficiary and Ms. Lechner and Mr. Rea are co-executors in the estate.

(f) Includes 471 shares held in custodian accounts for children as to which Mr. Lenzner shares voting power.

(g) Includes 2,323 stock options granted under the Corporation's Non-Employee Director Stock Option Plan which are currently exercisable.

(h) Includes 6,957 shares held in a profit sharing plan as to which Mr. Rall shares voting and dispositive power as co-trustee.

(i) Includes 2,853 shares held by an investment club as to which Mr. Rooney shares voting power.

(j) Unless otherwise indicated, the number of shares owned does not exceed one percent of the class.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Except as otherwise indicated, there have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank. Total loans outstanding from the Corporation and the Bank at December 31, 1997, to the Corporation's and the Bank's officers and directors as a group and to members of their immediate families and companies in which they had an ownership interest of 10 percent or more was $5,919,061 or approximately 19.5% percent of the total equity capital of the Bank. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of the Corporation's Directors and executive officers and each holder of more than 10% of the Corporation's Common Stock to file with the Securities and Exchange Commission initial reports of his ownership of, and periodic reports of his or her transactions in, the Corporation's Common Stock. Based solely upon the Corporation's review of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation for the fiscal year ended December 31, 1997, and for written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the period January 1, 1997, through December 31, 1997, all reports of the Corporation's executive officers, directors and 10 percent shareholders were in compliance with all filing requirements applicable to them, except for the following persons who inadvertently filed late reports for three transactions to report the granting of stock options: William R. Baierl, Edward A. Balmer, Gloria J. Bush, Grant A. Colton, Jr., L. R. Gaus, Nicholas C. Geanopulos, Lloyd G. Gibson, Polly B. Lechner, Charles S. Lenzner, David W. McConnell, James P. Radick, Kenneth L. Rall, Henry E. Rea, Jr., Arthur
J. Rooney II, and James R. Schafer.

          PROPOSAL TO AMEND ARTICLE 4 OF THE ARTICLES OF INCORPORATION
             OF THE CORPORATION, AS AMENDED, TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK
                                  (Proposal 2)

     The Articles of Incorporation of the Corporation, as amended, currently authorize Five Million (5,000,000) shares of Common Stock, par value $1.00 per share. As of March 17, 1998, there were 2,589,435 shares of Common Stock issued and outstanding. The Corporation thus has only a limited number of authorized but unissued shares available for issuance, from time to time, as may be necessary in connection with future financings, investment opportunities, acquisitions of other companies, the declaration of stock dividends, stock splits or other distributions, or for other corporate purposes.

     Accordingly, on February 24, 1998, the Board of Directors of the Corporation approved resolutions to amend Article 4 of the Corporation's Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 5,000,000 shares to 10,000,000 shares. The increase in the number of authorized shares of Common Stock requires that the shareholders approve and adopt the proposed amendment to the Corporation's Articles of Incorporation, as amended. A true and correct copy of the proposed amendment to Article 4 of the Corporation's Articles of Incorporation, as amended, and the resolutions approved and adopted by the Board of Directors are set forth below:

     NOW, THEREFORE, BE IT RESOLVED, that in accordance with Sections 1911, 1912, 1914, 1915 and 1916 of the Business Corporation Law of 1988, as amended, the Board of Directors hereby approves and adopts the following proposed amendment to the Corporation's Articles of Incorporation, as amended, and hereby directs that the following proposed amendment to the Articles of Incorporation, as amended, of this Corporation be submitted to the shareholders of the Corporation for their approval and adoption at the 1998 Annual Meeting of Shareholders of the Corporation to be held on April 28, 1998, at 3:00 p.m., prevailing time, at Pittsburgh, Pennsylvania, to wit:

     Article 4 of the Articles of Incorporation, as amended, of NSD Bancorp, Inc. is amended and restated to read in full and in its entirety as follows:

     4. The aggregate number of shares that the Corporation shall have authority to issue is 10,000,000 shares of Common Stock of the par value of $1.00 per share (the "Common Stock").

     Except as described in this section of the Proxy Statement, the Corporation has no present plans, understandings or arrangements for issuing the additional shares to be authorized by the proposed amendment. The Board of Directors believes that it is advisable to have authorization for such additional shares in order to enable the Corporation, as the need may arise, to take prompt advantage of market conditions and the availability of favorable opportunities for the acquisition of other companies without the delay and expense incident to the holding of a special meeting of shareholders of the Corporation. The future issuance by the Corporation of shares of Common Stock may dilute the present equity ownership position of current holders of the Common Stock. The proposed amendment is not intended to have an anti-takeover effect. The issuance, however, of any of the shares proposed to be authorized, as well as currently authorized but unissued shares, may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of actions such as certain business combinations or removal of management.

     The proposed amendment, if adopted by the shareholders, would increase the number of authorized but unissued shares of Common Stock of the Corporation from 5,000,000 shares to 10,000,000 shares. The unissued shares of Common Stock will be available for issuance at the discretion of the Board of Directors from time to time for any proper corporate purposes generally without further action of the shareholders upon the affirmative vote of a majority of the members of the Board of Directors. If the proposed amendment is adopted by the shareholders, the Board of Directors is not likely to solicit shareholder approval to issue the additional authorized shares, except to the extent that such approval may be required by law, regulation or any agreement governing the trading of the Corporation's stock.

     As a result, the Board of Directors proposes that Article 4 of the amended Articles of Incorporation of the Corporation be amended and restated to read in full and in its entirety as set forth above and that the shareholders approve and adopt the following resolution:

          RESOLVED, that the proposed amendment to Article 4 of the Corporation's Articles of Incorporation, as amended, and as set forth in its entirety above, be and hereby is, approved, adopted, ratified and confirmed.

     The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required to approve and adopt this amendment to the Corporation's Articles of Incorporation, as set forth above.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 5,000,000 TO 10,000,000.

             PROPOSAL TO APPROVE AND ADOPT A PROPOSED NEW ARTICLE,
               ARTICLE 12 OF THE ARTICLES OF INCORPORATION OF THE
                            CORPORATION, AS AMENDED
                                  (Proposal 3)

     On February 24, 1998, the Board of Directors unanimously approved and adopted resolutions to approve and adopt a proposed new Article, Article 12 of the Articles of Incorporation of the Corporation, as amended, to provide that fundamental transactions, such as a merger, acquisition or sale of all or substantially all of the assets of the corporation, requires the approval of 75% of the outstanding shares of the corporation unless first approved by 75% of the members of the Board of Directors, in which case the approval of only 51% of the outstanding shares is required to approve the transaction. In addition, the new Article could only be amended with the approval of the holders of 75% of the outstanding shares of the Corporation. The addition of this new article to the Corporation's amended Articles of Incorporation requires that the shareholders approve and adopt proposed Article 12. A true and correct copy of the proposed
Article 12 of the Corporation's amended Articles of Incorporation and the resolutions approved and adopted by the Board of Directors and the proposal to the shareholders are set forth below:

     NOW, THEREFORE, BE IT RESOLVED, that in accordance with Sections 1911, 1912, 1914, 1915 and 1916 of the Business Corporation Law of 1988, as amended, the Board of Directors hereby approves and adopts the following proposed amendment to the Corporation's Articles of Incorporation, as amended, and hereby directs that the following proposed amendment to the Articles of Incorporation, as amended, of this Corporation be submitted to the shareholders of the Corporation for their approval and adoption at the 1998 Annual Meeting of Shareholders of the Corporation to be held on April 28, 1998, at 3:00 p.m., prevailing time, at Pittsburgh, Pennsylvania, to wit:

          A new Article, Article 12, be added to the Articles of Incorporation, as amended, of the Corporation and state, in full and in its entirety,
     Article 12 as follows:

        12. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

        (a) the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation; or

        (b) the holders of at least fifty-one percent (51%) of the outstanding shares of Common Stock of the Corporation, provided that such transaction has received the prior approval of at least seventy-five percent (75%) of the members of the Board of Directors;

        This Article 12 shall not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of this Corporation.

          The adoption of this provision by the shareholders requires that a merger, acquisition or other fundamental transaction to be approved by 75% of the outstanding shares of the Corporation. However, only 51% of the outstanding shares of the Corporation need approve such a transaction if the transaction is first approved by 75% of the members of the Board of Directors. In addition, this Article could not be amended except with the approval of the holders of 75% of the outstanding shares of the Corporation. The overall effect of this provision may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a premium over the market price of the holding company's common stock at that time. In addition, these provisions may have the effect of assisting the holding company's current management in retaining its position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the holding company's business. The Board of Directors believes that this amendment is desirable in order to increase the Corporation's existing anti-takeover protection, so that any situation that may arise can be viewed with all of the shareholders' best interests as the objective, and not a minority of the shareholders.

          The Board of Directors proposes that an Article 12 of the amended Articles of Incorporation of the Corporation, be added to read in full and in its entirety as set forth above and that the shareholders of the Corporation approve and adopt the following amendment:

          RESOLVED, that the proposed addition of Article 12 of the amended Articles of Incorporation of the Corporation, as set forth in its entirety above, be and hereby is approved, adopted, ratified and confirmed.

          The affirmative vote of at least a majority of all votes cast by shareholders entitled to vote thereon is required to approve and adopt this new Article 12 of the Articles of Incorporation of the Corporation, as amended.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT ARTICLE 12 TO PROVIDE THAT FUNDAMENTAL TRANSACTIONS REQUIRE THE APPROVAL OF 75% OF THE OUTSTANDING SHARES OF THE CORPORATION UNLESS FIRST APPROVED BY 75% OF THE MEMBERS OF THE BOARD OF DIRECTORS, IN WHICH CASE THE APPROVAL OF ONLY 51% OF THE OUTSTANDING SHARES IS REQUIRED.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                                  (Proposal 4)

     The Board of Directors has engaged the services of Deloitte & Touche, L.L.P., Certified Public Accountants, of Pittsburgh, Pennsylvania, as independent accountants to examine the financial statements for the Corporation and its subsidiaries for the 1998 fiscal year. Representatives of Deloitte & Touche, L.L.P., are not expected to be present at the Annual Meeting, but would be permitted to attend and make a statement if they desired to do so. They are available to respond to appropriate questions which can be addressed in writing to Deloitte & Touche, L.L.P., 2500 One PPG Place, Pittsburgh, PA 15222-5401.

     On March 24, 1998, the Board of Directors of the Corporation approved a resolution, based upon the recommendations of the Board of Directors of the Bank and the Audit Committee of the Board of Directors of the Bank, to engage Deloitte & Touche, L.L.P., as the Corporation's independent accountants, replacing

Coopers & Lybrand, L.L.P., its prior independent accountants. Coopers & Lybrand's report on the Corporation's consolidated financial statements for the prior two years contained no adverse opinion or disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. In connection with the audits of the two most recent fiscal years and subsequent interim period prior to dismissal, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference in connection with their report to the subject matter of the disagreement. The Corporation acknowledges that disagreements required to be reported in response to the preceding sentence include both those resolved to the former accountants' satisfaction and those not resolved to the former accountant's satisfaction. The Corporation further acknowledges that disagreements contemplated by this rule are those which occurred at the decision-making level; i.e., between personnel of the Corporation responsible for the presentation if its financial statements and personnel of the accounting firm responsible for rendering its report. There have been no 'reportable events', within the meaning of Item 304 of Securities and Exchange Commission Regulation S-K.

     On March 18, 1998, the Corporation filed a Current Report on Form 8-K with the Securities and Exchange Commission (the 'Commission') to notify the Commission of the Corporation's change in accountants. The Corporation provided Coopers & Lybrand with a copy of the Form 8-K and requested that they furnish the Corporation with a letter addressed to the Commission stating whether such firm agrees with the statements made by the Corporation contained in the Form 8-K and, if not, stating the respects in which the firm disagrees. Coopers & Lybrand's letter of response indicated no disagreements with the statements made, as described above. The letter was attached as an exhibit to the above-referenced Current Report on Form 8-K. Coopers & Lybrand is not expected to be represented at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF DELOITTE & TOUCHE, L.L.P., AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 1998.

                            CORPORATION PERFORMANCE

     The Corporation's Common Stock trades on the NASDAQ National Market tier of the NASDAQ Stock Market under the symbol: NSDB. The following graph compares the percentage change in cumulative total shareholder return on the Corporation's Common Stock during the period from August 5, 1993 (the date on which the Corporation's Common Stock first traded on the NASDAQ National Market System) to December 31, 1997, with the cumulative total shareholder return on stocks included in (a) the NASDAQ composite index and (b) the NASDAQ bank stocks index. The information presented in the graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on August 5, 1993 and that all dividends were reinvested.

                               NSD BANCORP, INC.

                            TOTAL RETURN PERFORMANCE

               MEASUREMENT PERIOD                       NSD             NASDAQ-            NASDAQ
             (FISCAL YEAR COVERED)                 BANCORP, INC.        TOTAL US         BANK INDEX
08/05/93                                               100.00            100.00            100.00
12/31/93                                               108.69            108.83            103.11
12/31/94                                               113.04            106.38            102.73
12/31/95                                               121.87            150.45            152.99
12/31/96                                               135.21            185.04            201.99
12/31/97                                               273.74            227.07            341.24

                                    PERIOD ENDING

                               08/05/93     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
                               --------     --------     --------     --------     --------     --------
    NSD Bancorp, Inc.           100.00       108.69       113.04       121.87       135.21       273.74
    NASDAQ-Total US             100.00       108.83       106.38       150.45       185.04       227.07
    NASDAQ-Bank Index           100.00       103.11       102.73       152.99       201.99       341.24

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management has no knowledge of any other matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy intend to vote, to the extent permitted by law, in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ GLORIA J. BUSH

                                          Gloria J. Bush
                                          Secretary

     Upon request the Corporation will furnish, without charge, a copy of its Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1997, to any record or beneficial owner of its Common Stock at the close of business on March 17, 1998. All requests must be in writing, addressed to the Treasurer, NSD Bancorp, Inc., 100 Federal Street, Pittsburgh, Pennsylvania 15212, and if from a beneficial owner, must contain a representation that the person making the request was the beneficial owner, as of March 17, 1998, of Common Stock of the Corporation. The Corporation reserves the right to charge a reasonable fee for providing a copy of its Annual Report on Form 10-K to persons other than those referred to above.